CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File Numbers 333-09917 and 333-10117) and Forms S-8 (File Numbers 333-09911 and 333-09909).


                                        /s/ ARTHUR ANDERSEN LLP


Phoenix, Arizona
  December 22, 1999.